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                                                                    Exhibit 23.3
                                                                    ------------

                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this Monsanto Company registration statement of our report (relating to the financial statements of DEKALB Genetics Corporation) dated October 2, 1998, included in Monsanto Company's Form 8-K/A filed on February 8, 1999 and to all references to our Firm included in this Monsanto Company registration statement.


                                           /s/ Arthur Andersen LLP

                                           ARTHUR ANDERSEN LLP

Chicago, Illinois
May 12, 1999